SEVERANCE AGREEMENT


     THIS SEVERANCE AGREEMENT ("Agreement") dated as of June 24, 1999 is made between GLOBE BUSINESS RESOURCES, INC., an Ohio corporation (the "Company"), and GEORGE S. QUAY, IV (the "Executive").


                                R E C I T A L S:

     WHEREAS, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined hereunder) of the Company exists; and,

     WHEREAS, the Board has, after due deliberation, determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Company's management team, including the Executive, to their assigned duties;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained hereinafter, the Company and the Executive hereby agree as follows:

     1. Defined Terms. Certain capitalized terms used in this Agreement have the meanings respectively ascribed thereto in Section 17 hereof.

     2. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through December 31, 2000. Commencing on January 1, 2001 and each January 1st thereafter, the term of this Agreement shall automatically be extended for one (1) additional year unless, not later than November 30th preceding that January 1st, the Company or the Executive shall have given notice not to extend this Agreement or a Change in Control shall have occurred prior to such January 1st; provided, however, if a Change in Control shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of not less than twelve (12) months beyond the date on which such Change in Control occurred. For the avoidance of doubt and as an illustration only, if a Change of Control occurred on June 30, 2000, this Agreement would remain in effect through June 30, 2001 irrespective of whether or not the Company gave notice not to extend this Agreement past December 31, 2000.

     3. Company's Covenants Summarized. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the "Severance Payments" described in Section 5.1 hereof in the event the Executive's employment with the Company is terminated following a Change in Control and during the term of this




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Agreement.  No amount or benefit  shall be payable under this  Agreement  unless there shall have been (or, under the terms hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control. This Agreement shall not be construed as creating an express or implied contract of employment prior to the date of a Change in Control and the Executive shall not have any right to be retained in the employ of the Company but shall remain an employee at-will.

     4. The Executive's Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event a Potential Change in Control occurs or arises during the term of this Agreement, the Executive will remain in the employ of the Company until the earliest of (a) a date which is six (6) months from the date of such Potential Change of Control, (b) the date of a Change in Control, (c) the date the Executive's employment with the Company terminates by reason of the Executive's death or Disability, or (d) the termination by the Company of the Executive's employment for any reason.

     5. Severance Payments.

          5.1 The Company shall pay the Executive the payments described in this
     Section 5.1 ("Severance Payments") upon the termination of the Executive's employment following a Change in Control during the term of this Agreement, including the Executive's termination of employment for Good Reason, unless such termination is (a) by the Company for Cause, or (b) by reason of the Executive's Death or Disability. The Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause if the Executive's employment is terminated prior to a Change in Control without Cause at the direction (or action which constitutes a direction) of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control.

               (i) Within three (3) business days after the Date of Termination, the Company shall make a lump sum or monthly, at the Executive's option, cash severance payment to the Executive in an amount equal to:
          (x) the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or in effect immediately prior to the Change in Control; and (y) a pro-rated portion of Executive's Targeted Annual Bonus for the fiscal year in which the Date of Termination occurs.

               (ii) For a twelve (12) month period after the Date of Termination, the Company shall arrange to provide the Executive with medical and dental insurance benefits substantially similar to those that the Executive is receiving immediately prior to the Notice of Termination. Benefits otherwise receivable by the Executive pursuant to this Section 5.1(ii) shall be reduced to the extent comparable



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          benefits are actually  received by or made  available to the Executive without cost during the twelve (12) month period following the Executive's termination of employment (and any such benefits actually received by the Executive shall be reported to the Company by the Executive).

          5.2 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing the non-payment of Severance Payments in connection with a termination which entitles the Executive to Severance Payments. Such payments shall be made within five
     (5) business days after delivery of the Executive's written request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

     6. Termination Procedures and Compensation During Dispute.

          6.1 Notice of Termination. After a Change in Control and during the term of this Agreement, any termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 12 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          6.2 Date of Termination. "Date of Termination", with respect to any termination of the Executive's employment after a Change in Control during the term of this Agreement, shall mean:

               (a) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and

               (b) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty
          (30) days after the date the Notice of Termination is given (except in the case of a termination for Cause)).

     7. No Mitigation. The Company agrees that, if the Executive's employment by the Company is terminated following a Change in Control and during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 5. Further, the amount of any payment or benefit provided for in Section 5 (other than Section 5.1(ii) ) shall not be reduced by any





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compensation  earned by the  Executive  as the result of  employment  by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

     8. Non-Disclosure Covenant. In the performance of his or her duties for the Company, Executive has had, and will continue to have, access to Confidential Information (as defined below) of the Company. Executive acknowledges that the Confidential Information obtained or developed in the course of employment with the Company remains the property of the Company. Executive acknowledges that the Company has invested substantial sums in the development of the Company's Confidential Information.

     As used herein, the term "Confidential Information" shall mean any written or unwritten information which specifically relates to and/or is used in the Company's interim corporate housing or furniture rental business (the "Business") (including without limitation, the services, processes, designs, plans, methods of operation, developments, financial information, market information or plans in development, trade secrets, know-how, and the customers, suppliers and others with whom the Company does or has in the past done business, regardless of when and by whom such information was developed or acquired) which the Company deems confidential and proprietary, which is generally not known to the public and which gives or tends to give the Company a competitive advantage over persons who do not possess such information; provided, however, that "Confidential Information" shall not include general industry information or information which is publicly available or information which the Executive has lawfully acquired from a source other than the Company. The Executive acknowledges that the Confidential Information is novel, proprietary to and of considerable value to the Company.

     During his or her employment with the Company and after the Date of Termination, Executive covenants and agrees that the Executive will not, directly or indirectly, disclose or communicate to any person or entity any Confidential Information of the Company ("Non-Disclosure Covenant"). Subject to applicable law, this Non-Disclosure Covenant has no geographic or territorial restriction or limitation and applies no matter where the Executive may be located in the future. Nothing in this Agreement shall be deemed to be in derogation of the Company's rights under federal and state laws and decisions with respect to trade secrets or unfair competition.

     9. Non-Solicitation Covenant. The Executive agrees that for a period of twelve (12) months following the Date of Termination, the Executive will not, either for his or her account or for or through any other person, firm or corporation, directly or indirectly,: (i) call on, solicit or communicate with any person who or that was a customer of the Company during the term of this Agreement, for the purpose of soliciting interim corporate housing or furniture rental business for someone other than the Company or a Company affiliate; or
(ii) solicit for employment with any other person, firm or corporation any person who is or was an employee of the Company as of the Date of Termination.




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     10. Breach of Non-Disclosure or Non-Solicitation Covenant. In the event the
Executive, directly or indirectly, breaches, violates or fails to fully perform his or her obligations under Sections 8 or 9, Executive acknowledges and agrees that each such breach will cause immediate and irreparable harm to the Company in a manner that cannot be measured nor adequately compensated in damages.

     The Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Agreement, and hereby acknowledges and agrees that the same are reasonable with respect to duration and geographical area, are designed to protect the legitimate business interests of the Company, and do not confer benefits upon the Company disproportionate to the detriment to the Executive. The Executive agrees that, in the event any court of competent jurisdiction determines that the above covenants are invalid or unenforceable, to join with the Company in requesting the court to construe or modify the applicable provision by limiting or reducing it so as to be enforceable to the extent compatible with applicable law.

     The Company and the Executive further agree that in the event of any such breach and in addition to any and all other remedies that it may have at law or in equity, the Company shall be entitled to temporary, preliminary and permanent injunctive relief to restrain such breach by Executive, and to all costs and expenses, including reasonable attorneys' fees, of any proceedings brought to obtain such injunctive relief. Executive agrees to waive any objection to or defense in respect of the geographical scope and duration of the covenants as set forth in Sections 8 and 9 hereof. Nothing contained in this Section 10 shall restrict or limit in any manner, the Company's right to seek and obtain any form of relief, legal or equitable, in an action brought to enforce its rights hereunder.

     11. Successors; Binding Agreement.

          11.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. In any event this Agreement shall be binding upon the Company and any successors or assignee.

          11.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

     12. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered in hand or when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

         To the Company:

         Globe Business Resources, Inc.
         11260 Chester Road, Suite 400
         Cincinnati, Ohio  45246
         Attention: Chairman

         To the Executive:

         George S. Quay, IV
         9530 E. Desert Cove Avenue
         Scottsdale, Arizona 85260


     13. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer, as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The laws of the State of Ohio shall govern the validity, interpretation, construction and performance of this Agreement and the Agreement shall be an instrument under seal. All references to sections of the Exchange Act shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under Federal or local law and Any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under Sections 4, 5, 6 and 16 shall survive the expiration of the term of this Agreement.

     14. Validity. The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In addition, if any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, then such provision shall be deemed modified to the extent necessary to enable such provision to be valid and enforceable.


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     15. Counterparts.  This Agreement may be executed in several  counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     16. Settlement of Disputes; Arbitration. All claims by Executive for benefits under this Agreement shall be directed to the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied. Other than disputes under, or actions to enforce, the provisions of Section 8 or Section 9 hereof, which may be litigated in a court of competent jurisdiction, any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Cincinnati, Ohio in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall also be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement in such arbitration or by a proceeding in a federal or state court in Hamilton County, Ohio.

     17. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

          (1) "Additional Bonus Guidelines" shall mean the method employed by the Compensation Committee of the Board in determining an Executive's Targeted Annual Bonus.

          (2) "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Exchange Act.

          (3) "Board" shall mean the Board of Directors of the Company.

          (4) "Cause" for termination by the Company of the Executive's employment, after any Change in Control, shall mean:

               (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness, or any such actual or anticipated failure after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or




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               (ii) the willful  engaging by the  Executive in conduct  which is
          demonstrably   and   materially   injurious  to  the  Company  or  its
          subsidiaries, monetarily or otherwise.

          For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

          (5) A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

               (i) there shall be consummated any consolidation or merger of the Company and, as a result of such consolidation or merger: (x) less than fifty percent (50%) of the outstanding common shares and fifty percent (50%) of the voting power of the outstanding shares of the surviving or resulting corporation are owned, immediately after such consolidation or merger, by the owners of the Company's common shares immediately prior to such consolidation or merger; or (y) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement (the "Exchange Act")) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement) of twenty-five percent (25%) or more of the surviving or resulting corporation's outstanding common shares, or of twenty-five percent (25%) or more of the voting power of the outstanding shares of the surviving or resulting corporation, and (z) in each such case, within two (2) years after the consummation of such consolidation or merger, individuals who were directors of the Company immediately prior to the public announcement of such consolidation or merger cease to constitute a majority of the Board of Directors of the Company or its successor by consolidation or merger; or

               (ii) any sale, lease, exchange or other transfer or disposition (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company shall be consummated; or

               (iii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or

               (iv) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, as in effect on the date of this Agreement) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this



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          Agreement)  of  twenty-five  percent  (25%)  or more of the  Company's outstanding common shares, or of twenty-five percent (25%) or more of the voting power of the Company's outstanding shares, and within two
          (2) years after such person become such beneficial owner, individuals who were directors of the Company immediately prior to the public announcement of the transaction pursuant to which such person became such beneficial owner cease to constitute a majority of the Board of Directors of the Company; or

               (v) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period.

          (6) "Company" shall mean Globe Business Resources, Inc., an Ohio corporation and its successors and assigns.

          (7) "Date of Termination" shall have the meaning stated in Section 6.2 hereof.

          (8) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of three (3) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within sixty (60) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

          (9) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (10) "Executive" shall mean the individual named in the first paragraph of this Agreement.

          (11) "Good Reason" shall mean any of the following (without the Executive's express written consent):

               (i) the assignment to the Executive by the Company of duties inconsistent with the Executive's position, duties, responsibilities and status with the Company immediately prior to a Change in Control of the Company, or a change in the Executive's titles or offices as in effect immediately prior to a Change in Control of the Company, or any removal of the Executive from, or any failure to reelect the Executive



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          to, any of such  positions,  except in connection with the termination of his employment for Disability, Retirement or Cause or as a result of the Executive's death or by the Executive other than for Good Reason;

               (ii) a reduction by the Company in the Executive's base salary or Targeted Annual Bonus, or a change detrimental to Executive in the Annual Bonus Guidelines, as in effect at the time of a Change in Control of the Company;

               (iii) any failure by the Company to continue in effect any benefit plan or arrangement (including, without limitation, the Company's retirement plan, group life insurance plan, and medical, dental, accident and disability plans) in which the Executive is participating at the time of a Change in Control of the Company without substituting other plans providing the Executive with substantially similar benefits (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Executive's participation in, or materially reduce the Executive's benefits under, any such Benefit Plan or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of a Change in Control of the Company;

               (iv) any failure by the Company to continue the Executive's eligibility to participate in annual executive bonus arrangements (if any) in which the Executive is participating at the time of a Change in Control of the Company without substituting other plans or arrangements providing him with substantially similar benefits (hereinafter referred to as "Incentive Plans") or the taking of any action by the Company which would significantly reduce the Executive's opportunity to earn incentive compensation which is related to performance results as compared to performance expectations periodically determined by the Company;

               (v) a relocation of the Company's principal executive offices to a location more than fifty (50) miles from 11260 Chester Road, Cincinnati (Sharonville), Ohio, or the Executive's relocation to any place other than the location at which the Executive performed the Executive's duties immediately prior to a Change in Control of the Company, except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations at the time of a Change in Control of the Company;

               (vi) any failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled at the time of a Change in Control of the Company;



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               (vii) any material breach by the Company of any provision of this
          Agreement; or

               (viii) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

          (12) "Notice of Termination"  shall have the meaning stated in Section
     6.1 hereof.

          (13) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include:

               (i) the Company,

               (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or

               (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

          (14) "Potential Change in Control", shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have bee satisfied:

               (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

               (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

               (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (15)  "Severance  Payments"  shall mean those  payments  described  in
     Section 5.1 hereof.

          (16) "Targeted Annual Bonus" shall mean the bonus established for the Executive pursuant to the Annual Bonus Guidelines for that fiscal year at the annual April meeting of the Board's Compensation Committee.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands effective as of the date and year first above written.

                                          GLOBE BUSINESS RESOURCES, INC.,
                                          an Ohio corporation


                                         By:  /s/David D. Hoguet
                                            ----------------------------------
                                            Name:  David D. Hoguet
                                            Title: Chairman


                                          /s/George S. Quay, IV
                                          -------------------------------------
                                          GEORGE S. QUAY, IV